UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2015

Date of Report (Date of earliest event reported)

Auspex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36292	95-4862842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 N. Torrey Pines Court, Suite 400 San Diego, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     2015 Executive Officer Base Salary

On February 13, 2015, our Compensation Committee approved 2015 base salaries for Bharatt Chowrira and John P. Schmid. On February 17, 2015, our Board of Directors, based on the recommendation of our Compensation Committee, approved the 2015 base salary for Pratik Shah. The 2015 base salaries are effective as of the respective dates of approval thereof. The following table sets forth 2015 base salaries for our named executive officers:

Name	Title	2015 Base Salary
Pratik Shah, Ph.D.	Chief Executive Officer	$535,000
Bharatt Chowrira	Chief Operating Officer	$401,000
John P. Schmid	Chief Financial Officer	$365,000

2015 Executive Bonus Plan

On February 17, 2015, our Board of Directors, based on the recommendation of our Compensation Committee, also approved our 2015 Executive Bonus Plan, or 2015 Bonus Plan. Under the 2015 Bonus Plan, our executive officers are provided with the opportunity to earn bonus payments calculated based upon the achievement of specified corporate and individual goals, with each executive officer being assigned a corporate and individual goal weighting. Under the 2015 Bonus Plan, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s 2015 base salary, based on the individual’s role and title in the company.

Under the 2015 Bonus Plan, the target bonus opportunity as a percentage of 2015 base salary and corporate and individual goal weighting for each of our named executive officers is as follows:

Name	Title	Target Bonus	Corporate	Individual
Pratik Shah, Ph.D.	Chief Executive Officer	50%	100%	0%
Bharatt Chowrira	Chief Operating Officer	40%	75%	25%
John P. Schmid	Chief Financial Officer	40%	75%	25%

The corporate goals under the 2015 Bonus Plan are a combination of clinical development goals, operational goals and strategic goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auspex Pharmaceuticals, Inc.
Dated: February 20, 2015

	By:	/s/ Pratik Shah
Pratik Shah, Ph.D.
President and Chief Executive Officer